UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 7, 2017

Heartland Financial USA, Inc.
(Exact name of Registrant as specified in its charter)

Commission File Number:	001-15393

Delaware	42-1405748
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

1398 Central Avenue Dubuque, Iowa 52001
(Address of principal executive offices)

(563) 589-2100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on February 13, 2017, Heartland Financial USA, Inc. (“Heartland”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Citywide Banks of Colorado, Inc. (“Citywide”) providing for the merger of Citywide with and into Heartland (the “Merger”).

On July 7, 2017 (the “Closing Date”) at 5:00 p.m. (Mountain Time) (the “Effective Time”), upon the terms and subject to the conditions set forth in the Merger Agreement, the Merger was completed. At the Effective Time, the separate corporate existence of Citywide ceased.

Item 2.01	Completion of Acquisition or Disposition of Assets

As described above, at the Effective Time on the Closing Date, Heartland completed its previously announced acquisition of Citywide. At the Effective Time, each issued and outstanding share of Citywide’s Class A Common Stock, Series I, no par value, and Citywide’s Class A Common Stock, Series II, no par value (collectively, “Citywide Common Stock”), was automatically converted into the right to receive (a) 3.300 shares of Common Stock, par value $1.00 per share, of Heartland (“Heartland Common Stock”), and (b) $60.16 in cash (the “Cash Consideration”), subject to certain “hold-back” provisions of the Merger Agreement relating to the Cash Consideration. As a result of these hold-back provisions, $4.17 will be held back from the Cash Consideration distributed to holders of Citywide Common Stock pending release thereof pursuant to the terms of the Merger Agreement.

At the Effective Time, 974,616 shares of Citywide Common Stock were issued and outstanding. As a result, Heartland will issue an aggregate of approximately 3,216,233 shares of Heartland Common Stock (cash will be paid in lieu of fractional shares) and pay an aggregate of approximately $58,632,899 to holders of Citywide Common Stock, subject to the holdback provisions of the Merger Agreement relating to the Cash Consideration.

As required by the Merger Agreement, immediately prior to the Effective Time, Citywide redeemed all issued and outstanding shares of its 7.5% Senior Non-Cumulative Perpetual Preferred Stock, Series A, for $5,050,000. At the Effective Time, Heartland assumed Citywide’s obligations and acquired its rights relating to Citywide Capital Trust III, Citywide Capital Trust IV and Citywide Capital Trust IV. Specifically, Heartland assumed Citywide’s obligations with respect to (a) the Floating Rate Junior Subordinated Deferrable Interest Debentures, dated December 12, 2003, of Citywide in favor of Wilmington Trust Company, as Institutional Trustee for Citywide Capital Trust III (the “2003 Debentures”), (b) the Floating Rate Junior Subordinated Deferrable Interest Debentures, dated September 29, 2004, of Citywide in favor of Wilmington Trust Company, as Institutional Trustee for Citywide Capital Trust IV (the “2004 Debentures”), and (c) the Junior Subordinated Debt Securities due 2036, dated May 31, 2006, of Citywide in favor of LaSalle Bank National Association, as Institutional Trustee for Citywide Capital Trust V (such Junior Subordinated Debt Securities due 2036, together with the 2003 Debentures and the 2004 Debentures, the “Debt Securities”). As of June 30, 2017, the aggregate principal amount of the Debt Securities was $27,836,000.

Immediately following the Effective Time, Citywide Banks, a Colorado banking corporation and wholly owned subsidiary of Citywide, was merged with and into Centennial Bank and Trust, a Colorado banking corporation and wholly owned subsidiary of Heartland (“Centennial”), and Centennial was renamed “Citywide Banks.” Heartland’s expanded Colorado banking corporation subsidiary is now operated under this name.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 10.47 to the Annual Report on Form 10-K filed by Heartland with the Securities and Exchange Commission on March 1, 2017 and the terms of which are incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On July 10, 2017, Heartland issued a press release announcing completion of the Merger. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated July 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2017	HEARTLAND FINANCIAL USA, INC.

	By:	/s/ Bryan R. McKeag
Executive Vice President
Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated July 10, 2017.